July 21, 2025 Via E-mail Mr. Matthew Gugino Dear Matt: As we have discussed, we are delighted to extend an offer to promote you to the position of Executive Vice President & Chief Financial Officer with Danaher Corporation (the “Company”). Your new role would be an Executive Officer position, and reports directly to Rainer Blair, President and Chief Executive Officer. The role is based in Washington, D.C. We are confident that you will continue to make major contributions to the Company, and your ongoing leadership will be critical in fully leveraging our talent and the Danaher Business System to achieve our aggressive growth targets. Please allow this letter to serve as documentation of the promotion extended to you. Start Date: Your start date for your new position will be February 28, 2026 (“Start Date”). Base Salary: - Effective as of July 21, 2025, your base salary will be paid at the annual rate of $700,000. - Upon commencement of your new role of Executive Vice President & Chief Financial Officer on February 28, 2026, your base salary will be increased to the annual rate of $825,000. At all times, your base salary is subject to periodic review and is payable in accordance with the Company's usual payroll practices. Incentive Compensation: - Effective as of July 21, 2025, you will continue to be eligible to participate in the Incentive Compensation Plan with a target bonus increased to 90% of your annual base salary, subject to periodic review. The ICP bonus for 2025 will be pro-rated based on the number of days in 2025 for which your target bonus was 65% and the number of days for which your target bonus was 90%. - Upon commencement of your new role of Executive Vice President & Chief Financial Officer on February 28, 2026, your target bonus eligibility will be under the Executive Officer's Annual Cash Incentive Compensation Plan and will be 115%. Any ICP bonus for 2026 will be pro-rated based on the number of days in 2026 you were a participant in the non-executive ICP with a target bonus of 90% and the number of days you are a participant in the executive ICP with a target bonus of 115%. ICP bonuses will be paid in the normal ICP payment cycle on or about March following the ICP plan year. Benefits: You will continue to be eligible to participate in any associate benefit plan that the Company has adopted or may adopt, maintain, or contribute to for the benefit of its regular exempt employees generally, subject to satisfying any applicable eligibility requirements. You will continue to be eligible to participate in our comprehensive health and other insurance benefits immediately and in our 401(k) retirement plan subject to the applicable plan.

2 Company Aircraft: Consistent with and subject to Danaher’s Policy Regarding Use of Company Aircraft as it may be amended from time to time, as CFO, you will be entitled to personal use of Danaher’s aircraft up to a value of $50,000 in each calendar year, in accordance with the terms of an FAA-compliant time-sharing agreement to be entered into between you and the Company. Vacation: You will be eligible for vacation benefits pursuant to the Company’s vacation policy. Stock Options / RSUs / PSUs: A recommendation will be made to the Compensation Committee of Danaher’s Board of Directors to grant you a one-time equity award in November 2025, which represents a pro rata award based on an increased annual rate. The target award value of this one-time award would be $1,750,000 and would be 50% stock options and 50% RSUs which would vest 25% per year over 4 years. A recommendation will be made to the Compensation Committee of Danaher’s Board of Directors to grant you an equity award as part of Danaher’s annual equity program at the time 2026 annual equity awards are made to Danaher’s executive officers generally. The target award value of this grant would be $4,200,000. As an Executive Officer, this target award value would be split 50% stock options and 50% Performance Stock Units (PSUs), subject to any changes made by the Compensation Committee of Danaher’s Board of Directors for 2026 Executive Officer equity awards. 50% of the grant of stock options would vest on the third anniversary of the grant date and 50% would vest on the fourth anniversary of the grant date, assuming continued employment. The grant of PSUs would be subject to performance conditions over a performance period of approximately three years, plus an additional two-year holding period with respect to any earned PSUs. During your employment, you will be eligible annually for an equity award under Danaher’s equity compensation program. The equity awards referenced above will be solely governed by the terms and conditions set forth in Danaher’s 2007 Omnibus Incentive Plan and in the particular form of award agreement required to be signed with respect to each award. Unless Danaher’s Compensation Committee determines otherwise, we intend to use the following methodology in connection with such equity awards: • Except as noted above, the target award value of any grant(s) would be split evenly between stock options and PSUs • The target award value attributable to stock options will be converted into a specific number of options (rounded up to the nearest ten) based on the Black-Scholes-Merton valuation model (”Black Scholes”), with any such modifications and assumptions as the Compensation Committee determines. • The target award value attributable to PSUs and RSUs will be converted into a specific number of PSUs or RSUs as applicable (rounded up to the nearest five) using the closing price of Danaher’s common stock on the grant date. While historically Danaher’s share price has increased over time, Danaher cannot guarantee that any award granted to you will ultimately have any particular value or any value. Supplemental Retirement/Deferred Compensation Benefit: You will continue to be eligible to participate in Danaher’s executive supplemental retirement/deferred compensation program. This program is a non- qualified executive benefit designed to supplement retirement benefits that otherwise are limited by IRS regulations; and provide the opportunity for you to defer taxation on a portion of your current income (base salary or ICP bonus or both). Vesting requirements and your participation in the program are subject to all of the terms and conditions set forth in the applicable plan documents.

3 Severance Benefits: You will be eligible for severance pay and benefits pursuant to the Senior Leaders Severance Pay Plan for Danaher Corporation and its Affiliated Entities, As Restated and Amended January 1, 2013, as it may be modified or amended from time to time (“Severance Plan”). For purposes of Section III.B of the Severance Plan, the total amount of severance pay for which you are eligible will be equal to your annual base salary at the time of your employment termination. Except for the foregoing provision, all other aspects of your severance pay and benefits shall be governed solely by the terms and conditions of the Severance Plan. Reimbursement for Financial and Tax Assistance: The Company will reimburse you for financial planning and tax preparation services in an amount not to exceed $15,000 annually provided you provide appropriate and satisfactory documentation for such reimbursement and such expenses otherwise satisfy the Company’s practices and policies. At-Will Employment: Nothing in this offer letter shall be construed as any agreement, express or implied, to employ you for any stated term. Your employment with the Company will be on an at-will basis, which means that either you or the Company can terminate the employment relationship at any time and for any reason (or no reason), with or without notice. Conditions of Employment Offer: This offer of employment is expressly conditioned upon your execution and return (no later than the date stated in the Acknowledgment below) of the attached Protection of Proprietary Rights Agreement. We anticipate that you will continue to make a very strong contribution to the success of the Company and believe this is an excellent professional opportunity for you. Regards, Georgeann Couchara Senior Vice President Corporate Human Resources ***ACKNOWLEDGEMENT ON NEXT PAGE***

4 Acknowledgement Please acknowledge that you have read, understood and accept this offer of at will employment by signing and returning it to me, along with the above-referenced signed documents no later than July 21, 2025. Matthew Gugino: __________________________________________ Date: ____________________________________________________07/21/25